EXHIBIT 23.1

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP

CERTIFIED PUBLIC ACCOUNTANTS

389 Mulberry Street • Post Office Box One • Macon, GA 31202

Telephone (478) 746-6277 • Facsimile (478) 743-6858

www.mmmcpa.com

RALPH S. McLEMORE, SR., CPA (1902-1981)
SIDNEY B. McNAIR, CPA (1913-1992)
RICHARD A. WHITTEN, JR., CPA
SIDNEY E. MIDDLEBROOKS, CPA, PC	ELIZABETH WARE HARDIN, CPA
RAY C. PEARSON, CPA	CAROLINE E. GRIFFIN, CPA
J. RANDOLPH NICHOLS, CPA	RONNIE K. GILBERT, CPA
WILLIAM H. EPPS, JR., CPA	RON C. DOUTHIT, CPA
RAYMOND A. PIPPIN, JR., CPA	CHESLEY P. CAWTHON, JR., CPA
JERRY A. WOLFE, CPA	CHARLES A. FLETCHER, CPA
W. E. BARFIELD, JR., CPA	MARJORIE HUCKABEE CARTER, CPA
HOWARD S. HOLLEMAN, CPA	BRYAN A. ISGETT, CPA
F. GAY McMICHAEL, CPA	DAVID PASCHAL MUSE, JR., CPA

April 7, 2006

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31210

Re:    Consent of Independent Registered Certified Public Accounting Firm

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of Security Bank Corporation of our Reports with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, dated March 16, 2006, which are included in the Annual Report on Form 10-K of Security Bank Corporation for the year ended December 31, 2005, and to the reference to us under the heading “Experts” in the Prospectus included in such Registration Statement.

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP